UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 11, 2010, the Board of Directors of JBI, Inc., (the “Company”) appointed Dr. Jacob Smith as the Company’s Chief Operating Officer.

Dr. Jacob Smith, age 54, Dr. Smith for the previous three years has served as an instructor in Business, Biology, and Healthcare at Davenport University, Livonia, Michigan, conducting courses in Management, Microeconomics, Macroeconomics,  Healthcare, Biology, Anatomy, and Physiology. From 2000-2006 he served as a Medical/Surgical Resident.  He obtained and managed $8 million of federal funds while prioritizing HIV/AIDS care services and developing a comprehensive strategic long- range plan for Southeastern Michigan HIV/AIDS Council. During this time, he also managed and conducted clinical trial research.

Dr. Smith received a Master's Degree from the University Of Chicago and Doctor-Medical from Michigan State University in 2002.  He obtained Certificates from Cambridge University in 2006 and the National Institute of Health/FDA in 2007.  Business Certificates were received from Oxford University in 2007 and Harvard University in 2009.  Dr. Smith then received an MBA from Ashford University in 2009.

Family Relationships

There is no family relationship between Dr. Smith and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between Dr. Smith and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: January 11, 2010	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer

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